PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 12, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

MCG CAPITAL CORPORATION
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT INSTITUTIONAL PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BRUCE W. SHEWMAKER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 12, 2010

ANNUAL MEETING OF STOCKHOLDERS
OF
MCG CAPITAL CORPORATION
_________________________

PROXY STATEMENT
OF
WESTERN INVESTMENT LLC

_________________________

Please support Western Investment by voting your shares today to elect Western Investment’s highly qualified director nominees.

Western Investment LLC, a Delaware limited liability company (“Western Investment” or “we”), together with its fellow participants in this solicitation is a significant stockholder of MCG Capital Corporation (the “Company”).  We are writing to you in connection with the election of our two nominees to the board of directors of the Company (the “Board”) at the annual meeting of stockholders scheduled to be held on Wednesday, May 26, 2010 at ______________ located at ___ ________, ________, _________ _______ at __:__ _.m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).  This proxy statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about April [__], 2010.

We are furnishing this proxy statement and the enclosed GOLD proxy card to stockholders in order to:

1.	Elect two Western Investment nominees to the Board to serve as Class III Directors of the Company, each for a term of three years, or until their successors are elected and qualified;

2.	Ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

3.
Reject a proposal to authorize the Company, with approval of the Board, to sell up to 15% of the Company’s outstanding common stock, par value $0.01 per share (the “Shares”) at a price below its then current net asset value per share;

4.	Reject a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase Shares in one or more offerings up to an aggregate of 10,000,000 shares;

5.
Reject an amendment to the Company’s Second Amended and Restated 2006 Employee Restricted Stock Plan to increase the maximum aggregate number of Shares available for issuance thereunder from 3,500,000 to 6,050,000 shares;

6.
Reject an amendment to the Company’s Second Amended and Restated 2006 Non-Employee Director Restricted Stock Plan to increase the maximum aggregate number of Shares available for issuance thereunder from 100,000 to 150,000 shares; and

7.	Transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you have already sent a proxy card furnished by the Company’s management to the Company, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by following the instructions for telephone or Internet voting detailed thereon.  Only your latest dated proxy card counts!

Please refer to Appendix A - Information Concerning the Annual Meeting and the Company’s proxy materials for additional information concerning the Annual Meeting, including voting and proxy procedures, votes required for approval of the proposals and the solicitation of proxies.

If you have any questions or require assistance voting your shares, please contact [___________], which is assisting us, at their address and toll-free number listed on the following page.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Additional information, including this Proxy Statement and GOLD proxy card, are available at www.fixmyfund.com

2

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

•
If your shares are registered in your own name, you may vote such Shares by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment, c/o [__________], in the enclosed postage-paid envelope today.

•
If your Shares are held for you by a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please instruct your broker or bank to vote the GOLD proxy card on your behalf by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope.

If you have any questions or need assistance voting your shares, please call:
[________________]

Stockholders Call Toll-Free at: (___) ___-____
Banks and Brokers Call Collect at: (___) ___-____

You may also contact Western Investment LLC via email at
info@fixmyfund.com

3

PLEASE BE ADVISED:

•     The Company’s Share performance has been abysmal.

•     The Company’s operational performance under the leadership of CEO Steven F. Tunney has negatively impacted stockholders.

•    Despite the Company’s poor performance, CEO Steven F. Tunney and the other executive officers have been rewarded with excessive compensation packages.

•    The Board wants blank-check authority to issue excessive stock grants aggregating over 2.5 million Shares.

•   The Board wants further authority to undertake a dilutive stock offering.

Western Investment, together with the other participants in this solicitation, is a significant long-term investor in the Company.  We are committed to our investment in the Company.  Our interests are aligned with the interests of all shareholders – if our investment in the Fund prospers, so does yours.

The Company’s Share performance has been abysmal

The Company’s Share price performance since inception has been abysmal.  If you had been unlucky enough to have purchased 1,000 Shares in the Company’s initial public offering on November 28, 2001 at $17.00 per Share, your investment would be worth $11,846.20, for a net loss of $5,153.80 as of March 31, 2010.  THAT’S A NEGATIVE ANNUALIZED RETURN, OR A LOSS, OF 4.24% PER YEAR.  During the same period, the Russell 2000 Index had a positive annualized return of 6.16%.  That means that if you had invested the same $17,000 in the Russell 2000 Index rather than the Company, you would today have approximately $27,983.70, more than double today's value of the investment in the Company.

The Company’s operational performance under the leadership of CEO Steven F. Tunney has negatively impacted stockholders

Since Steven F. Tunney assumed the role of CEO in August 2006, stockholders have been disappointed.  Consider:

•
During the period beginning December 31, 2006 (the end of the first full quarter after Mr. Tunney assumed the role of CEO) through December 31, 2006 (the “Tunney Period”), the Company’s Share price performance trailed the NASDAQ Financial 100 and the Russell 2000 by a significant margin.

•
During the Tunney Period, an investment in the Company would have lost approximately 73% of its value, compared with a loss of 37% had the same investment been made in the NASDAQ Financial 100 Index and a loss of approximately 17% had the investment been made in the Russell 2000 Index.

4

•	The Company suffered a cumulative loss in net income of $155.2 million during the Tunney period, with an astounding cumulative net loss of $242.3 million in 2008 and 2009.

•	The Company currently trades at [__]% of its net asset value.

•	Cumulative investment losses of $179.6 million, with an astounding $191.9 million in investment losses recorded in 2009.

Despite the Company’s poor performance, CEO Steven F. Tunney and the other executive officers have been rewarded with excessive compensation packages

In contrast to the Company’s poor performance, CEO Steven F. Tunney has been richly rewarded with over $4.4 million in total compensation over the past three years.  According to the Company’s public filings, Mr. Tunney received the following total annual compensation:

Year	2009	2008	2007	20061
Compensation ($)	1,323,964	933,500	2,170,554	1,911,973

We find this amount of compensation for an individual with Mr. Tunney’s performance record to be excessive.

In addition, according to the Company’s public filings, the Company’s other executive officers, Stephen J. Bacica, B. Hagen Saville, Samuel G. Rubenstein, Robert L. Marcotte and William B. Ford, have collected $15.3 million over the past three years.

We are concerned that the Board seems to be rewarding poor performance with excessive compensation.

WE BELIEVE THE ELECTION OF WESTERN INVESTMENT’S DIRECTOR NOMINEES REPRESENTS THE BEST OPPORTUNITY FOR STOCKHOLDERS TO MAXIMIZE THE VALUE OF THEIR SHARES

We have nominated a slate of highly-qualified nominees who have the requisite expertise to work with the other members of the Board to ensure the Company is doing all it can to maximize stockholder value.

•
Arthur D. Lipson has been managing private investment partnerships since 1995.  He has been the sole managing member of Western Investment, which specializes in investing in undervalued companies, since 1997.  Mr. Lipson has additional substantial experience in sales and trading and research, including previously heading all fixed income research for Lehman Brothers and for Paine Webber, was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices.  From 2007 to 2008, Mr. Lipson served as a director of Pioneer Municipal and Equity Income Trust (“PBF”), during which time Mr. Lipson oversaw the elimination of a 17% discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open-end fund.  Mr. Lipson’s extensive investment experience gives him strong insight into the challenges and issues facing the Company.

1 Includes compensation received by Mr. Tunney as President of the Company, prior to assuming the role of CEO.

5

•
Bruce W. Shewmaker currently serves as Managing Director of MVC Capital,  a non-diversified closed-end management investment company which provides equity and debt investment capital to small and middle-market companies, and The Tokarz Group Advisers LLC, MVC Capital's investment adviser. Mr. Shewmaker has served as a director of a number of portfolio companies of MVC Capital, including Baltic Motors Corporation, and currently serves on the Board of Directors of FOLIOfn, Inc., MVC Partners LLC, Vendio Services, Inc., Velocitius B.V. and Vestal Manufacturing Enterprises, Inc. Mr. Shewmaker's nearly 40 years of experience in private equity, banking and investment banking, including initiating and co-managing more than five private equity funds, will provide valuable insight to the Board.

WE DO NOT BELIEVE THE BOARD SHOULD BE GIVEN A BLANK CHECK TO CONTINUE TO REWARD MANAGEMENT FOR THE COMPANY’S POOR PERFORMANCE

The Board and management should not be rewarded for the Company’s poor performance.  Western Investment believes that the Board has a history of granting excessive compensation and is continuing on this wayward path by proposing not one, not two, not three, but four proposals concerning compensation or share issuances.  These proposals would permit the Board to issue millions of dollars of compensation to management, sell millions of dollars of stock below net asset value and to issue thousand of restricted Shares to the Board.  We recommend against giving the Board a blank check.  Show the Board that you are holding them accountable for the Company’s poor performance - VOTE TO REJECT PROPOSALS 3, 4, 5 AND 6.

6

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of our director nominee (the “Nominees”).

THE NOMINEES

Arthur D. Lipson (Age 67) has been managing private investment partnerships since 1995.  He has been the sole managing member of Western Investment which has acted as the general partner, managing member or investment manager, as the case may be, of private investment partnerships in certain funds since 1997.  Western Investment specializes in investing in undervalued companies.  Mr. Lipson has additional substantial experience in sales and trading and research, including previously heading all fixed income research for Lehman Brothers and for Paine Webber, was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices.  From 2007 to 2008, Mr. Lipson served as a director of Pioneer Municipal and Equity Income Trust (“PBF”), during which time Mr. Lipson oversaw the elimination of a 17% discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open-end fund.  Mr. Lipson received a Masters of Science from Columbia University and a Bachelors of Science from the California Institute of Technology.  Mr. Lipson’s extensive investment experience, particularly with respect to closed-end funds, gives him strong insight into the challenges and issues facing the Company.

Bruce W. Shewmaker (Age 64) currently serves as Managing Director of MVC Capital, a non-diversified closed-end management investment company which provides equity and debt investment capital to small and middle-market companies, and The Tokarz Group Advisers LLC, MVC Capital's investment adviser. Mr. Shewmaker served as an independent board member of MVC from February 2003 for a one year term and worked directly for MVC Capital from November 2003 through October 2006. Until June 2003, Mr.  Shewmaker served as Managing Director of Crossbow Ventures Inc., and as a Vice President of Crossbow Venture Partners Corp., the general partner of Crossbow Venture Partners LP, a licensed small business investment company. From 2001 to 2007, Mr. Shewmaker was a director of Infrared Imaging Systems, Inc., a medical devices company. From 1999 to 2001, he was a Managing Director of E*OFFERING Corp., an investment banking firm which merged into Wit SoundView Group in 2000. Mr. Shewmaker served as a director for a number of portfolio companies of MVC Capital, including Baltic Motors Corporation. He currently serves on the Board of Directors of FOLIOfn, Inc., MVC Partners LLC, Vendio Services, Inc., Velocitius B.V. and Vestal Manufacturing Enterprises, Inc.  Mr. Shewmaker's nearly 40 years of experience in private equity, banking and investment banking, including initiating and co-managing more than five private equity funds, will provide valuable insight to the Board.

There can be no assurance that the election of our Nominees will improve the Company’s business or otherwise enhance stockholder value.  Your vote to elect the Nominees will have the legal effect of replacing two incumbent directors of the Company with our Nominees.

The election of the Nominees requires the affirmative vote of the holders of a plurality of Shares represented at the Annual Meeting, provided a quorum is present in person or by proxy.

For additional information concerning our Nominees, see Appendix B - Information Concerning the Nominees.

YOU ARE URGED TO VOTE FOR THE ELECTION OF WESTERN INVESTMENT’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

7

PROPOSAL NO. 2

COMPANY PROPOSAL TO RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the audit committee of the Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The Company is submitting the selection of Ernst & Young LLP for ratification of and approval by the stockholders at the Annual Meeting.

WE DO NOT OBJECT TO THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

8

PROPOSAL NO. 3

THE COMPANY’S PROPOSAL TO AUTHORIZE THE COMPANY, WITH APPROVAL OF THE BOARD, TO SELL UP TO 15% OF THE OUTSTANDING SHARES BELOW THE NET ASSET VALUE PER SHARE

As discussed in further detail in the Company’s proxy statement, the Company is seeking stockholder approval so that it may, in one or more public or private offerings, sell Shares at a price below the Company’s then current NAV in an amount not to exceed 15% of the outstanding Shares as of the record date for the Annual Meeting, or 11,450,639 Shares, subject to adjustment for Shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO AUTHORIZE THE COMPANY, WITH APPROVAL OF THE BOARD, TO SELL UP TO 15% OF THE OUTSTANDING SHARES BELOW THE NET ASSET VALUE PER SHARE.

9

PROPOSAL NO. 4

THE COMPANY’S PROPOSAL TO AUTHORIZE THE COMPANY TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE SHARES IN ONE OR MORE OFFERINGS UP TO AN AGGREGATE OF 10,000,000 SHARES

As discussed in further detail in the Company’s proxy statement, the Company is seeking approval to issue warrants, options or rights to subscribe to, convert to, or purchase Shares, which may include convertible preferred stock and convertible debentures.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO AUTHORIZE THE COMPANY TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE SHARES IN ONE OR MORE OFFERINGS UP TO AN AGGREGATE OF 10,000,000 SHARES.

10

PROPOSAL NO. 5

THE COMPANY’S PROPOSAL TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED 2006 EMPLOYEE RESTRICTED STOCK PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,500,000 TO 6,050,000 SHARES

As discussed in further detail in the Company’s proxy statement, the Company is proposing to increase the number of Shares authorized for issuance under the Company’s 2006 Employee Restricted Stock Plan (the “2006 Employee Plan”) by 2,550,000 Shares to 6,050,000 Shares.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO AMEND THE 2006 EMPLOYEE PLAN

11

PROPOSAL NO. 6

THE COMPANY’S PROPOSAL TO AMEND ITS SECOND AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 100,000 TO 150,000 SHARES

As discussed in further detail in the Company’s proxy statement, the Company is proposing an amendment to its 2006 Non-Employee Director Restricted Stock Plan (the “2006 Director Plan”) to increase the number of Shares authorized for issuance under the 2006 Director Plan by 50,000 shares to 150,000 shares.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO AMEND THE 2006 DIRECTOR PLAN

12

VOTING AND PROXY PROCEDURES

The Company has set the close of business on April 1, 2010 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 76,337,595 Shares outstanding.

VOTES REQUIRED FOR APPROVAL; ABSTENTIONS

Election of Directors. The affirmative vote of a plurality of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to elect each of the two nominees as Class III directors. Stockholders may not cumulate their votes. A vote to “withhold authority” with respect to one or more nominees, means your vote will not be voted with respect to the person or persons indicated.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority in voting power of the outstanding Shares present in person or represented by proxy at the Annual Meeting and voting on this proposal is required for approval.  Abstentions have no effect on the outcome of this proposal.

Proposal to Authorize the Company, with Approval of the Board, to Sell up to 15% of the Outstanding Shares at a Price Below the Then Current Net Asset Value Per Share.  The affirmative vote of (1) “a majority of the outstanding shares” of common stock entitled to vote at the Annual Meeting; and (2) a majority of the Shares entitled to vote at the Annual Meeting that are not held by the Company’s affiliated persons, which includes the Company’s directors, officers, employees and 5% stockholders, is required to approve this proposal.  For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as the lesser of: 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; and more than 50% of the outstanding voting securities.  An abstention from voting on this proposal or any broker non-votes will have the effect of voting “against” this proposal.

Proposal to Authorize the Company to Issue Securities to Subscribe to, Convert to, or Purchase Shares in One or More Offerings Up to an Aggregate of 10,000,000 Shares.  The affirmative vote of a majority in voting power of the outstanding Shares present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal.  Abstentions have no effect on the outcome of this proposal.

Proposal to Amend the 2006 Employee Plan to Increase the Maximum Aggregate Number of Shares Available for Issuance Thereunder from 3,500,000 to 6,050,000 Shares.  The affirmative vote of a majority in voting power of the outstanding Shares present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal.  Abstentions have no effect on the outcome of this proposal.

Proposal to Amend the 2006 Director Plan to Increase the Maximum Aggregate Number of Shares Available for Issuance Thereunder from 100,000 to 150,000 Shares. The affirmative vote of a majority in voting power of the outstanding Shares present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal.  Abstentions have no effect on the outcome of this proposal.

13

The information set forth above regarding the votes required for approval of the proposals and abstentions is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such process and procedures are legal, valid or binding.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

For additional and related information concerning the voting and proxy procedures for the Annual Meeting, see Appendix A - Information Concerning the Annual Meeting.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET, AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

14

OTHER MATTERS, PARTICIPANT AND ADDITIONAL INFORMATION

Western Investment is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Western Investment is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

We are asking you to vote FOR the election of our Nominees.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees.  We intend to vote all of our Shares for the election of our Nominees and will not vote our Shares in favor of any of the Company’s director nominees.

Western Investment has omitted from this proxy statement certain disclosure required by applicable law that is already included in the Company’s proxy statement.  This disclosure includes, among other things, biographical information on the Company’s directors and executive officers, the dollar range of Shares owned by directors of the Company and information on committees of the Board.  Stockholders should refer to the Company’s proxy statement in order to review this disclosure.

For information concerning the participants in the Solicitation, see Appendix C - Participant Information.

See Appendix E of this proxy statement for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of the Company.

The information concerning the Company contained in this proxy statement and the appendices attached hereto has been taken from, or is based upon, publicly available information.

WESTERN INVESTMENT LLC

April 12, 2010

THIS SOLICITATION IS BEING MADE BY WESTERN INVESTMENT AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WESTERN INVESTMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH WESTERN INVESTMENT IS NOT AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WESTERN INVESTMENT URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF WESTERN INVESTMENT’S NOMINEES, EITHER BY TELEPHONE OR BY INTERNET AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

15

APPENDIX TO PROXY STATEMENT FILED BY WESTERN INVESTMENT LLC RELATING TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS OF

MCG CAPITAL CORPORATION1

Appendix A - Information Concerning the Annual Meeting

Appendix B - Additional Information About the Nominees

Appendix C - Information Concerning the Participants

Appendix D - Purchases and Sales in the Common Stock of the Company
During the Past Two Years

Appendix E - Security Ownership of Certain Beneficial Owners

1 Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

APPENDIX A

INFORMATION CONCERNING THE ANNUAL MEETING

The proxy statement relates to the 2010 Annual Meeting of Stockholders of MCG Capital Corporation (the “Company”).  The address of the principal executive offices of the Company is 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

VOTING AND PROXY PROCEDURES

Stockholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment LLC, c/o [__________], in the enclosed postage-paid envelope.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Western Investment’s nominees, Arthur D. Lipson and Bruce W. Shewmaker, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, AGAINST the proposal to authorize the Company, with approval of the Board, to sell up to 15% of the outstanding Shares at a price below the then current net asset value per share, AGAINST the proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase Shares in one or more offerings up to an aggregate of 10,000,000 Shares, AGAINST the proposal to amend the 2006 Employee Plan and AGAINST the proposal to amend the 2006 Director Plan.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The presence, in person or by proxy, of holders of a majority in voting power of the outstanding Shares entitled to vote at the Annual Meeting constitutes a quorum.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a later-dated proxy by Internet, by telephone or by mail, or by delivering a written notice of revocation.  The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Western Investment in care of [__________] at the address set forth on the back cover of this proxy statement or to the Company’s Secretary at 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209 or to any other address provided by the Company.  Although a revocation is effective if delivered to the Company, Western Investment requests that either the original or photostatic copies of all revocations be mailed to Western Investment in care of [__________] at the address set forth on the back cover of this proxy statement so that Western Investment will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares.  If you hold your shares in street name, please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.  Additionally, [__________] may use this information to contact stockholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this proxy statement is being made by Western Investment.  Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Western Investment has entered into an agreement with [__________] for solicitation and advisory services in connection with this solicitation, for which [__________] will receive a fee not to exceed $[_______], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  [__________] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Western Investment has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Western Investment will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that [__________] will employ approximately [__] persons to solicit the Company’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Western Investment, subject to certain limitations.  Because Western Investment believes that the Company’s stockholders will benefit from the Solicitation, Western Investment intends to seek reimbursement from the Company, to the fullest extent permitted by law, of all expenses it incurs in connection with the Solicitation.  Western Investment does not intend to submit the question of such reimbursement to a vote of security holders of the Company unless otherwise required by law.  Costs of the Solicitation of proxies are currently estimated to be approximately $[_______].  Western Investment estimates that through the date hereof, its expenses in connection with the Solicitation are approximately $[_______].

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, in order to be included in the Company’s proxy materials for the 2011 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders’ proposals must be received by the Company at its principal executive offices no later than [_______], 2010.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to the Company not later than [_______], 2011.

In addition, the Company’s Amended and Restated Bylaws (the “Bylaws”) require that the Company be given advance notice of stockholder nominations for election to the Board and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in the Company’s proxy statement.  The required notice must be in writing and received by the Company’s corporate secretary at the Company’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting.  However, in the event the 2011 annual meeting of stockholders is scheduled to be held on a date more than thirty days prior to or delayed by more than sixty days after such anniversary date, in order to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.  The Bylaws also specify requirements relating to the content of the notice that stockholders must provide, including a stockholder nomination for election to the Board, to be properly presented at the 2011 annual meeting of stockholders.

Notices of intention to present proposals at the 2011 annual meeting should be addressed to Tod K. Reichert, Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at the Company’s 2011 annual meeting of stockholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such procedures are legal, valid or binding.

APPENDIX B

ADDITIONAL INFORMATION ABOUT THE NOMINEES

Western Investment has nominated two highly qualified individuals, Arthur D. Lipson and Bruce W. Shewmaker (each a “Nominee” and, collectively, the “Nominees”), for nomination as directors at the Annual Meeting.

As of the Record Date, the dollar range of Shares of the Company beneficially owned by each Nominee is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All funds to be Overseen by Nominee in Family of Investment Companies*
Arthur D. Lipson	Over $100,000	Over $100,000
Bruce W. Shewmaker	$1 to $10,000	$1 to $10,000

*	If elected to the Board, no Nominee would oversee any registered investment company within the Company’s fund complex other than the Company.

Mr. Lipson does not currently hold, nor has he at any time held, any position with the Company.  Mr. Lipson does not oversee any portfolios in the Company’s fund complex.  Mr. Lipson does not directly own, and has not purchased or sold during the past two years, any securities of the Company.  Mr. Lipson, as the managing member of Western Investment, may be deemed to beneficially own the [1,596,378] Shares beneficially owned by Western Investment.  Mr. Lipson disclaims beneficial ownership of such Shares.  For information regarding purchases and sales during the past two years by Western Investment and its affiliates of securities of the Company that may be deemed to be beneficially owned by Mr. Lipson, see Appendix D.

Mr. Shewmaker does not currently hold, nor has he at any time held, any position with the Company.  Mr. Shewmaker does not currently oversee any portfolios in the Company’s fund complex.  Mr. Shewmaker directly owns [2,600] Shares.  For information regarding purchases and sales during the past two years by Mr. Shewmaker of securities of the Company, see Appendix D.

None of the Nominees, their affiliates or any other related persons, has, during the past 5 years, held any position, including as an officer, employee, director or general partner, with (i) the Company, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the 1940 Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iii) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of the Company’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company, of the Company, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which a Nominee or any of his Immediate Family Members (as such term is defined in Schedule 14A of the Securities Exchange Act of 1934, as amended) is or was an officer.

Since the beginning of the Company’s last two completed fiscal years, no Nominee or any of his Immediate Family Members was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000 or has or has had any direct or indirect relationship, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Company, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iv) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee or any of his Immediate Family Members has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee or any of his Immediate Family Members owns beneficially or of record any class of securities in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees or any of their Immediate Family Members has, or has had since the beginning of the Company’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A.

The Nominees are citizens of the United States of America.

The information provided above has been furnished to Western Investment by the Nominees.

Other than as stated in the proxy statement, including the appendices attached thereto, the Nominees will not receive any compensation from Western Investment for their services as directors of the Company, nor are there any arrangements or understandings between Western Investment and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in the proxy statement and to serve as a director of the Company if elected as such at the Annual Meeting.  Additionally, other than as stated in the proxy statement, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Western Investment does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Western Investment reserves the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the GOLD proxy card will be voted for such substitute nominees.  Western Investment reserves the right to nominate additional persons if the Company increases the size of the Board above its existing size, increases the number of directors whose terms expire at the Annual Meeting or calls a meeting to fill any vacancies on the Board.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Western Investment that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

APPENDIX C

INFORMATION CONCERNING THE PARTICIPANTS

Western Investment, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Institutional Partners LLC, a Delaware limited liability company (“WIIP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Western Investment Total Return Fund Ltd., a Cayman Islands corporation (“WITRL”), Arthur D. Lipson and Bruce W. Shewmaker are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of the date hereof, the Group collectively owns an aggregate of [1,598,978] Shares, constituting approximately [2.1]% of the Shares outstanding.  Each member of the Group, as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned by the Group.  Each member of the Group specifically disclaims beneficial ownership of the Shares disclosed herein that he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the members of the Group, see Appendix D.

Western Investment is the managing member of WIIP, investment manager of WITRL and the general partner of each of WIHP and WITRP.  Mr. Lipson serves as the managing member of Western Investment.  Each of Messrs. Lipson and Shewmaker has been nominated by Western Investment for election as directors at the Annual Meeting.

The principal business of Western Investment is acting as the general partner, managing member or investment manager, as the case may be, of WIHP, WITRP, WIIP and WITRL.  The principal business of WIHP, WITRP, WIIP and WITRL is acquiring, holding and disposing of investments in various companies.  The principal occupation of Arthur D. Lipson is serving as the managing member of Western Investment.  The principal business address of Mr. Lipson, Western Investment, WIHP, WIIP and WITRP is c/o Western Investment LLC, 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.  The principal business address of WITRL is c/o dms Management, P.O. Box 31910, dms House, 20 Genesis Close, Grand Cayman KY1-1208, Cayman Islands.

As of the record date, WIHP, WITRP, WIIP and WITRL beneficially owned [320,053], [292,776], [965,039] and [17,510] Shares, respectively.  As the managing member of WIIP, the investment manager of WITRL and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the [1,595,378] Shares owned in the aggregate by WIHP, WIIP, WITRP and WITRL, , in addition to the [1,000] Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the [1,596,378] Shares beneficially owned by Western Investment.

The principal occupation of Mr. Shewmaker is Managing Director of MVC Capital, Inc. (“MVC Capital”).  The principal business address of Mr. Shewmaker is 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577.  Mr. Shewmaker directly owns [2,600] Shares.

Members of the Group may, from time to time, enter into and dispose of additional cash-settled equity swap or other similar derivative transactions with one or more counterparties that are based upon the value of the Shares, which transactions may be significant in amount.  The profit, loss and/or return on such additional contracts may be wholly or partially dependent on the market value of the Shares, the relative value of such Shares in comparison to one or more other financial instruments, indexes or securities, a basket or group of securities in which such shares may be included, or a combination of any of the foregoing.  Members of the Group may also, from time to time, enter into stock loan agreements with one or more counterparties in the ordinary course of business pursuant to which members of the Group may lend their Shares subject to recall at their discretion.

C-1

Representatives of Western Investment have entered into discussions with Michael Tokarz regarding working together with him and/or his affiliates on this proxy solicitation, although to date no agreement has been reached.  Mr. Tokarz is a principal of The Tokarz Group Advisers LLC, MVC Capital’s investment adviser.  Mr. Tokarz may be deemed to be a member of the Group.

Except as set forth in the proxy statement (including all appendices attached thereto), (i) during the past 10 years, no participant in this Solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this Solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this Solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this Solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this Solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this Solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this Solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this Solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this Solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this Solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any of the participants in this Solicitation or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the participants in the Solicitation, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended, occurred during the past five years.

C-2

APPENDIX D

TRANSACTIONS IN THE SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Transaction	Date	Quantity	Price ($)

Western Investment Hedged Partners, L.P.

Buy	04/30/08	15,211	1	6.6745
Buy	04/30/08	30,422	1	6.3600
Buy	01/22/10	12,500		4.6543
Buy	01/25/10	10,000		4.5322
Buy	01/26/10	10,000		4.6045
Buy	01/27/10	20,000		4.6167
Buy	01/29/10	10,000		4.6272
Buy	02/01/10	20,000		4.6927
Buy	02/03/10	20,000		4.7768
Buy	02/04/10	10,000		4.5670
Buy	02/05/10	40,000		4.3513
Buy	02/09/10	28,100		4.5033
Buy	02/10/10	13,120		4.5261
Buy	02/17/10	30,000		4.7675
Buy	02/19/10	20,000		4.8779
Buy	02/24/10	20,600		4.8422
Buy	03/10/10	10,100		5.5388

Western Investment Activism Partners LLC

Buy	04/30/08	6,000	1	7.0968
Buy	04/30/08	14,144	1	6.3600
Sell	06/04/09	20,144		2.6217

Western Investment Total Return Partners L.P.

Buy	04/30/08	2,000	1	7.0730
Buy	04/30/08	4,715	1	6.3600
Buy	01/22/10	12,424		4.6543
Buy	01/25/10	10,000		4.5322
Buy	01/26/10	10,000		4.6045
Buy	01/28/10	20,000		4.5971
Buy	01/29/10	10,000		4.6272
Buy	02/02/10	20,000		4.7043
Buy	02/04/10	20,000		4.5670
Buy	02/08/10	40,000		4.4575
Buy	02/11/10	600		4.5475
Buy	02/12/10	10,000		4.7012

1 Shares acquired pursuant to a transferrable rights offering conducted by the Company.

Buy	02/16/10	23,700	4.7422
Buy	02/18/10	20,000	4.7840
Buy	02/22/10	20,000	4.8822
Buy	02/23/10	30,000	4.8100
Buy	02/24/10	10,100	4.8422
Buy	02/25/10	20,000	4.8384
Buy	03/10/10	9,237	5.5388

Western Investment Institutional Partners LLC

Buy	04/30/08	15,211	2	6.6745
Buy	04/30/08	35,859	2	6.3600
Buy	12/29/08	80,195		0.6861
Buy	12/30/08	65,000		0.6872
Buy	12/30/08	45,000		0.7039
Buy	12/31/08	30,000		0.6810
Buy	12/31/08	56,343		0.6791
Buy	01/22/09	8,800		0.8844
Buy	01/27/09	45,667		0.8136
Buy	01/28/09	16,891		0.8529
Buy	01/29/09	1,390		0.8161
Buy	01/30/09	100,000		0.7402
Buy	02/17/09	1,000		0.6175
Buy	02/26/09	300,000		0.6000
Sell	07/31/09	500		3.4214
Buy	12/15/09	50,000		4.0111
Buy	12/16/09	17,958		4.0125
Buy	12/17/09	16,861		4.0077
Buy	12/18/09	25,000		4.0302
Buy	12/21/09	7,900		3.9992
Buy	12/22/09	24,000		4.0152
Buy	01/20/10	10,100		4.7732
Buy	01/21/10	12,364		4.6551

Western Investment Total Return Fund Ltd.

Buy	04/30/08	6,000	2	7.1093
Sell	06/25/08	6,000		4.4908
Buy	06/27/08	6,000		4.1133
Buy	02/26/10	4,510		4.9022
Buy	03/04/10	7,000		5.0018

Western Investment LLC

Buy	02/22/10	1,000	4.8890

2 Shares acquired pursuant to a transferrable rights offering conducted by the Company.

Bruce W. Shewmaker

Buy	04/23/08	800	7.0200
Buy	05/08/08	16	6.5800
Buy	05/08/08	200	6.5800
Buy	05/08/08	184	6.5800
Buy	01/28/10	400	4.5400
Buy	02/05/10	1,000	4.4500

Michael Tokarz

[To be provided by amendment]

APPENDIX E

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table is derived from the Company’s proxy statement filed with the
Securities and Exchange Commission on April 6, 2010

E-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Western Investment your proxy FOR the election of Western Investment’s Nominees by voting your Shares by telephone or Internet as described in the enclosed GOLD proxy card or by signing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  Western Investment urges you to confirm in writing your instructions to Western Investment in care of [__________] at the address provided below so that Western Investment will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or need assistance voting Shares, please call:

[________________]

Stockholders Call Toll-Free at: (___) ___-____
Banks and Brokers Call Collect at: (___) ___-____

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 12, 2010

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE ▼

GOLD PROXY

MCG CAPITAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WESTERN INVESTMENT LLC

THE BOARD OF DIRECTORS OF MCG CAPITAL CORPORATION
IS NOT SOLICITING THIS PROXY

The undersigned appoints Arthur D. Lipson as the undersigned’s attorney and agent with full power of substitution to vote all shares of common stock of MCG Capital Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company scheduled to be held on May 26, 2010 at ______________ located at ___ ________, ________, _________ _______ at __:__ _.m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting.  Mark each vote with an X in the box.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR WESTERN INVESTMENT LLC’S NOMINEES, FOR PROPOSAL NO. 2 AND AGAINST PROPOSAL NO. 3, NO. 4, NO. 5 AND NO. 6.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOLD PROXY CARD

WESTERN INVESTMENT LLC (“WESTERN”) RECOMMENDS A VOTE FOR ITS NOMINEES, FOR PROPOSAL NO. 2 AND AGAINST PROPOSAL NO. 3, NO. 4, NO. 5 AND NO. 6.

1.	Western’s proposal to elect two nominees to serve as Class III Directors of the Board of Directors of the Company (the “Board”) until the 2013 annual meeting of stockholders.

Class III Arthur D. Lipson Bruce W. Shewmaker	FOR ALL NOMINEES[ ]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW ____________________________

2.
The Company’s proposal to ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.
The Company’s proposal to authorize the Company, with approval of the Board, to sell up to 15% of the Company’s outstanding common stock, par value $0.01 per share (the “Shares”) at a price below its then current net asset value per share.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	The Company’s proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase Shares in one or more offerings up to an aggregate of 10,000,000 shares;

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.
The Company’s proposal to amend the Company’s Second Amended and Restated 2006 Employee Restricted Stock Plan to increase the maximum aggregate number of Shares available for issuance thereunder from 3,500,000 to 6,050,000 shares;

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

6.
The Company’s proposal to amend the Company’s Second Amended and Restated 2006 Non-Employee Director Restricted Stock Plan to increase the maximum aggregate number of Shares available for issuance thereunder from 100,000 to 150,000 shares

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponements or adjournments thereof.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

DATE:  ____________________________

____________________________________
(Signature)
____________________________________
(Signature, if held jointly)
____________________________________
(Title)

WHEN SHARES ARE HELD  JOINTLY, JOINT  OWNERS
SHOULD  EACH SIGN.  EXECUTORS, ADMINISTRATORS,
TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN
WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME
APPEARS ON THIS PROXY.